UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 13, 2006

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 2.02.	Results of Operations and Financial Condition

In its annual report on Form 10-K for the year ended December 31, 2005, Nautilus, Inc. (the “Company”) will report adjustments to the preliminary fourth quarter and full year 2005 results reported on February 2, 2006. For the fourth quarter of 2005, the Company will report the following adjustments: an increase in net sales of $0.7 million, an increase in cost of sales of $1.1 million, an increase in sales and marketing of $0.6 million, and an increase in general and administrative expenses of $0.3 million. As a result of these fourth quarter adjustments, for the full year 2005 the Company will report net sales of $631.3 million, net income of $23.0 million, and earnings of $0.68 per fully diluted share.

In addition, in its annual report on Form 10-K the Company will report two material weaknesses in its internal controls. Management determined that the controls for the testing of and training for the enterprise resource planning (“ERP”) system which was implemented in the fourth quarter of 2005 for the commercial, retail and specialty channels did not operate effectively. Management also determined that efforts to mitigate the impact of inadequate ERP testing and training resulted in insufficient resources being devoted to controls over analyzing and recording contingencies, and, accordingly, such controls failed to operate effectively.

The following remedial actions have been undertaken to address the material weakness in the controls for testing and training for the ERP system:

•	Data migration issues have been identified and continue to be corrected by Company personnel.

•	System users are receiving additional training on the effective and efficient use of the system to assure data accuracy.

•	System reporting is being enhanced based on identified business needs, including daily sales and standard margin reporting among numerous other reports.

•	Enhancements to the operation of the system implementation controls are being developed. As such, the implementation of the ERP for International operations has been postponed until 2007 to enable the Company to effectively execute the implementation thereby limiting the risk of similar issues arising in future implementations.

The following remedial actions have been undertaken to address the material weakness in internal controls surrounding analyzing and recording contingencies:

•	Additional training is being provided to the accountants responsible for determining the financial impact of each contingency.

•	The importance of the review function is being reiterated to the senior members of the accounting department who have been assigned responsibility for review of accounting estimates.

•	An additional level of review has been implemented requiring all significant accounting estimates be reported to and reviewed by the CFO and Controller on a monthly basis.

The Company has made considerable progress in its efforts to remediate these material weaknesses since December 31, 2005. As on-going remediation continues, the Company is focusing its training and education efforts so that operating effectiveness will be demonstrated over a period of time sufficient to conclude that the material weaknesses have been remediated.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

March 13, 2006	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer